Exhibit 32.1

                         THE MONARCH CEMENT COMPANY
                         CERTIFICATION PURSUANT TO
                          18 U.S.C. SECTION 1350,
                          AS ADOPTED PURSUANT TO
                                SECTION 906
                                  OF THE
                         SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of The Monarch Cement Company (the "Company") on Form 10-Q for the quarter ended June 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, in the capacity and on the date indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1)  The Report fully complies with the requirements of
          Section 13(a) or 15(d) of the Securities Exchange
          Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to The Monarch Cement Company and will be retained by The Monarch Cement Company and furnished to the Securities and Exchange Commission or its staff upon request.


Dated:  August 11, 2004

                                         /S/ Walter H. Wulf, Jr.
                                        Walter H. Wulf, Jr.
                                        President and
                                        Chairman of the Board